CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 21, 2000 included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 Nos. 33-99176 and 333-40967 and Registration Statement on Form S-3 File No. 333-48567. It should be noted that we have not audited any financial statements of the Company subsequent to January 29, 2000 or performed any audit procedures subsequent to the date of our report.


ARTHUR ANDERSEN LLP
New York, New York
April 27, 2000